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Exhibit 3.12

FILING FEE: $125.00 K.K. RECEIPT #C 14931 C T CORPORATION SYSTEM / RENO C T CORPORATION SYSTEM — VI MILLER ONE EAST FIRST STREET #1600 RENO, NEVADA 89501

ARTICLES OF INCORPORATION
OF
SFG TECHNOLOGIES [U.S.] INC.

No. 5322-91

        Bernard L. Russell, hereby executes these Articles of Incorporation for the purpose of forming a corporation under Chapter 78 of the Nevada Revised Statutes, the General Corporation Law of Nevada.

ARTICLE I

        The name of this corporation is:

SFG TECHNOLOGIES [U.S.] INC.

ARTICLE II

        This corporation is organized for the purpose of engaging in any and all lawful activity for which a corporation may be incorporated under the General Corporation Law of Nevada.

ARTICLE III

        The period of duration of this corporation shall be perpetual.

ARTICLE IV

        The location of the principal office of this corporation within the State of Nevada is:

  One East First Street
  Reno, Washoe County, Nevada    89501

ARTICLE V

        This corporation has the authority to issue 50,000 shares of common stock, the par value of each of which shares is $.10 Shares shall not be subject to assessment after the subscription price has been paid.

ARTICLE VI

        The shareholders of this corporation have no preemptive rights to acquire additional shares of this corporation.

ARTICLE VII

        The shareholders of this corporation shall not be entitled to cumulative voting at any election of directors.

ARTICLE VIII

        A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director, except for liability of the director (i) for acts or omissions that involve intentional misconduct or fraud by the director or a knowing violation of law by the director, or (ii) for conduct violating NRS 78.300 of the General Corporation Law of Nevada. If the General Corporation Law of Nevada is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the full extent permitted by the General Corporation Law of Nevada, as so amended, without any requirement of further action by the shareholders.

ARTICLE IX

        The corporation shall indemnify any individual made a party to a proceeding because that individual is or was a director of the corporation, to the full extent and under all circumstances permitted by the General Corporation Law of Nevada.

        Any repeal or modification of this Article by the shareholders of this corporation shall not adversely affect any right of any individual who is or was a director of the corporation which existed at the time of such repeal or modification.

ARTICLE X

        The initial board of directors shall consist of three (3) directors. The names and addresses of the persons who are to serve as the initial directors are:

Bruce Elliott	3137 Duval Road, North Vancouver British Columbia, Canada
John Buchanan	3905 Bayridge Place, West Vancouver, British Columbia, Canada
Victor Holysh	7-237 West 16th Street, North Vancouver, British Columbia, Canada

        Except with respect to the initial board of directors, the number of directors constituting the board of directors shall be determined in the manner specified in the bylaws and may be changed as therein provided. In the absence of such a provision in the bylaws, the board shall consist of the number of directors constituting the initial board of directors.

ARTICLE XI

        The street address of the initial registered office of this corporation is:

  One East First Street
  Reno, Washoe County, Nevada 89501

and the name of its initial registered agent at that address is:

  Corporation Trust Company of Nevada

ARTICLE XII

        The name and address of the incorporator is:

  Bernard L. Russell, 1111 Third Avenue, Suite 3400,
  Seattle, WA 98101

        Executed this 14th day of June, 1991.

/s/ BERNARD L. RUSSELL Incorporator
STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

        On June 14, 1991, personally appeared before me, a notary public, Bernard L. Russell, known to me to be the person whose name is subscribed to the above instrument who acknowledged that he executed the instrument.

(SEAL)	/s/ ROBIN PLYLER
[SEAL]

CERTIFICATE OF ACCEPTANCE
OF APPOINTMENT BY RESIDENT AGENT

No. 3322.91

        IN THE MATTER OF SFG TECHNOLOGIES (U.S.) INC.: THE CORPORATION TRUST COMPANY OF NEVADA hereby certifies that on the 18th day of June, 1991, it accepted the appointment as Resident Agent of the above entitled corporation in accordance with Sec. 78.090, NRS 1957.

        Furthermore, that the principal office in this State is located at One East First Street, Town of Reno, County of Washoe, State of Nevada.

        IN WITNESS WHEREOF, it has hereunto set its hand this 18th day of June, 1991.

THE CORPORATION TRUST COMPANY OF NEVADA Resident Agent
By	/s/ JOHN P. STOUT John P. Stout, Assistant Secretary

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(After Issuance of Stock)

Filed by: T/A ($75)

SFG Technologies (U.S.) Inc. Name of Corporation
We the undersigned	Bruce Elliot	and
President or Vice President
Susan Hanney	of	SFG Technologies (U.S.) Inc.
Secretary or Assistant Secretary		Name of Corporation

do hereby certify:

        That the Board of Directors of said corporation at a meeting duly convened, held on the 14th day of July, 1999, adopted a resolution to amend the original articles as follows:

        Article 1 is hereby amended to read as follows;

        The Name of the Corporation is SFG Technologies Inc.

        The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 100; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ BRUCE ELLIOT President or Vice President Bruce Elliot
/s/ SUSAN HANNEY Secretary or Assistant Secretary Susan Hanney
PROVINCE of British Columbia	)
) ss.
CITY OF BURNABY	)

        On September 16/99, personally appeared before me, a Notary Public, who acknowledged that they executed the above instrument.

/s/ BRUCE ELLIOT & SUSAN HANNEY Names of Persons Appearing and Signing Document
(NOTARY STAMP OF SEAL)	[SEAL]	/s/ LARRY FERENCE Signature of Notary

LARRY FERENCE Notary Public XXX B.C. V3J 718 444-4566

* Only the President or Vice President's signature need to be XXX

[SEAL]	DEAN HELLER Secretary of State 101 North Carson Street, Suite 3 Carson City, Nevada 89701-4786 (775) 684 5708	Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.380)	Office Use Only FILED # C5322-91 DEC 1 9 2000 IN THE OFFICE OF DEAN HELLER DEAN HELLER SECRETARY OF STATE
Important: Read attached Instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.380 - After Issuance of Stock)
-Remit in Duplicate-

1.
Name of corporation: SFG TECHNOLOGIES INC.

2.
The articles have been amended as follows (provide article numbers, if available):

  ARTICLE I

  THE NAME OF THIS CORPORATION IS HEREBY AMENDED TO:

  Cayenta eUtility Solutions-eMunicipal Solutions Inc.

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100%.*

4.
Signatures (Required):

/s/ BRUCE ELLIOT		/s/ SUSAN HANNEY
President or Vice President	and	Secretary or Asst. Secretary
*
If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:    Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Nevada Secretary of State form 78.385 PROFIT AMENDMENT XXX Revised on: XXX

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  Exhibit 3.12
ARTICLES OF INCORPORATION OF SFG TECHNOLOGIES [U.S.] INC.
CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION (After Issuance of Stock)
Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.380 - After Issuance of Stock) -Remit in Duplicate